Sub-Item 77Q1(b): Copies of Text of Proposal Relating to Sub-Item 77D

The changes with respect to the Goldman Sachs Money Market Fund described above under Sub-Item
 77D are described in a supplement to the Fund’s Prospectus, filed pursuant to Rule 497, on
October 16, 2013 (Accession No. 0001193125-13-401163), which is incorporated herein by reference.